Exhibit 99.1

Santander Consumer USA Holdings Inc. Reports
Third Quarter 2021 Results

Net Income of $763 Million and $7.8 Billion in Originations in the Third Quarter 2021

Dallas, TX - October 27, 2021 - PRESS RELEASE
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced net income for the third quarter ended September 30, 2021 ("Q3 2021") of $763 Million, or $2.49 per diluted common share.

The Company’s parent, Santander Holdings USA, Inc. (“SHUSA”), has requested regulatory approval to authorize the SC Board of Directors to consider declaring a dividend in the fourth quarter. To date, approval has not been received.

Third Quarter of 2021 Highlights (variances compared to third quarter of 2020 ("Q3 2020"), unless otherwise noted)
• Net Income of $763 million in Q3 2021, or $2.49 of diluted EPS
• Total auto originations of $7.8 billion, down 7%
◦Core retail auto loan originations of $3.1 billion, up 17%
◦Chrysler Capital loan originations of $2.8 billion, down 27%
◦Chrysler Capital lease originations of $1.8 billion, down 2%
◦Chrysler average quarterly penetration rate of 27%, down from 33%
◦Santander Bank, N.A. program originations of $1.8 billion1
• Donated $50 million to the SC Foundation
• Announced launch of new dealer and consumer digital experience through partnership with AutoFi
• Net finance and other interest income2 of $1.3 billion, up 5.8%
• 30-59 delinquency ratio3 of 6.8%, up 180 basis points
• 59-plus delinquency ratio3 of 3.3%, up 90 basis points
• Retail Installment Contract (“RIC”) gross charge-off ratio of 7.7%, up 90 basis points
• Recovery rate of 74.4%, down from 91.4%
• RIC net charge-off ratio4 of 2.0%, up 140 basis points
• Allowance ratio of 17.4%, down from 17.8% as of June 30, 2021
• Troubled Debt Restructuring (“TDR”) balance of $4.0 billion, down from $4.2 billion as of June 30, 2021
• Executed ~$300 million in off-balance sheet prime loan sales
• Return on average assets ("ROA") of 6.3%
• Expense ratio of 2.2%, up 50 basis points
• Common equity tier 1 (“CET1”) ratio of 19.5%

1Includes SBNA retail originations of $1.5 billion and lease originations of $249 million for the current period
2Includes Finance receivables held for investment, Finance receivables held for sale and Leased vehicles.
3Delinquency Ratio is defined as the ratio of end of period delinquent principal, categorized as either 30-59 or over 59 days, to end of period gross balance of the respective portfolio, excludes finance leases.
4Net Charge-Off Ratio stated on a recorded investment basis, which is unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, strategies, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, seeks, believes, can, could, may, predicts, potential, should, would, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings, margins, growth rates, and other financial results for future periods. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our "SEC filings"). The factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements include the following: (a) the adverse impact of COVID-19 or any future outbreak of any contagious diseases on our business, financial condition, liquidity and results of operations; (b) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (c) adverse economic conditions in the United States and worldwide could materially impact consumer spending behavior, unemployment and demand for our products, which could negatively impact our results; (d) the effects of inflation; (e) a reduction in our access to funding; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (h) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (i) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (j) loss of our key management or other personnel, or an inability to attract such management and personnel; (k) certain regulators, including but not limited to the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; (l) there can be no assurance that the proposed acquisition of all of our outstanding common stock by Santander Holdings USA, Inc. (“SHUSA”) will be approved and ultimately consummated, and the terms of any such transaction may differ materially from those originally proposed by SHUSA; (m) other future changes in our relationship with SHUSA and Banco Santander, S.A. that could adversely affect our operations; (n) our expectations regarding future litigation both known and unknown; (o) our inability to accurately forecast the amount and timing of future collections could have a material adverse effect on our results of operations; (p) our reputation is a key asset to our business, and our business may be affected by how we are perceived in the marketplace; and (q) our debt could negatively impact our business, prevent us from satisfying our debt obligations and adversely affect our financial condition. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 3.1 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $65 billion (for the third quarter ended September 30, 2021), and is headquartered in Dallas, Texas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations
Evan Black
800.493.8219
InvestorRelations@santanderconsumerusa.com

Media Relations
Laurie Kight
214.801.6455
Media@santanderconsumerusa.com

Santander Consumer USA Holdings Inc.
Financial Supplement
Third Quarter 2021

Table 1: Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
Assets	(Unaudited, Dollars in thousands)
Cash and cash equivalents	$2,106,405	$109,053
Finance receivables held for sale, net	359,561	1,567,527
Finance receivables held for investment, at amortized cost	33,183,439	33,114,638
Allowance for credit loss	(5,699,698)	(6,110,633)
Finance receivables held for investment, at amortized cost, net	27,483,741	27,004,005
Restricted cash	2,248,667	2,221,094
Accrued interest receivable	323,469	415,765
Leased vehicles, net	15,529,610	16,391,107
Furniture and equipment, net	62,168	62,032
Goodwill	74,056	74,056
Intangible assets	75,176	70,128
Other assets	811,597	972,726
Total assets	$49,074,450	$48,887,493
Liabilities and Equity
Liabilities:
Borrowings and other debt obligations	$38,431,858	$41,138,674
Deferred tax liabilities, net	1,855,859	1,263,796
Accounts payable and accrued expenses	554,581	531,369
Other liabilities	299,422	331,693
Total liabilities	$41,141,720	$43,265,532

Equity:
Common stock, $0.01 par value	3,061	3,061
Additional paid-in capital	391,343	393,800
Accumulated other comprehensive income, net	(31,194)	(50,566)
Retained earnings	7,569,520	5,275,666
Total stockholders’ equity	$7,932,730	$5,621,961
Total liabilities and equity	$49,074,450	$48,887,493

Table 2: Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,215,121	$1,300,694	$3,749,264	$3,811,113
Leased vehicle income	670,334	725,156	2,115,134	2,210,684
Other finance and interest income	1,631	2,146	6,125	12,354
Total finance and other interest income	1,887,086	2,027,996	5,870,523	6,034,151
Interest expense	218,747	292,118	709,479	929,934
Leased vehicle expense	325,259	467,172	1,043,774	1,630,945
Net finance and other interest income	1,343,080	1,268,706	4,117,270	3,473,272
Credit loss expense (benefit)	42,058	340,548	(85,484)	2,110,331
Net finance and other interest income after credit loss expense	1,301,022	928,158	4,202,754	1,362,941
Profit sharing	41,009	30,414	158,888	56,239
Net finance and other interest income after credit loss expense and profit sharing	1,260,013	897,744	4,043,866	1,306,702
Investment gains (losses), net	5,241	(68,989)	(7,057)	(279,997)
Servicing fee income	19,975	18,574	61,481	56,797
Fees, commissions, and other	48,867	78,924	200,242	256,123
Total other income	74,083	28,509	254,666	32,923
Compensation and benefits	149,669	127,991	460,014	388,960
Repossession expense	33,349	35,910	117,540	115,861
Other expenses	179,147	99,761	382,313	308,193
Total operating expenses	362,165	263,662	959,867	813,014
Income (loss) before income taxes	971,931	662,591	3,338,665	526,611
Income tax expense	208,607	172,476	775,484	137,161
Net income (loss)	$763,324	$490,115	$2,563,181	$389,450

Net income per common share (basic)	$2.49	$1.58	$8.37	$1.21
Net income per common share (diluted)	$2.49	$1.58	$8.37	$1.21
Weighted average common shares (basic)	306,093,379	310,150,293	306,086,399	321,275,907
Weighted average common shares (diluted)	306,378,733	310,307,265	306,354,463	321,492,331
Number of shares outstanding	306,111,379	306,070,972	306,111,379	306,070,972

Table 3: Other Financial Information

	Three Months Ended September 30,		Nine Months Ended September 30,
Ratios (Unaudited, Dollars in thousands)	2021	2020	2021	2020
Yield on retail installment contracts	14.6%	14.9%	14.8%	15.0%
Yield on leased vehicles	8.4%	6.0%	8.4%	4.4%
Yield on personal loans, held for sale (1)	—%	25.6%	29.0%	25.9%
Yield on earning assets (2)	12.6%	12.2%	12.8%	11.6%
Cost of debt (3)	2.3%	2.8%	2.4%	3.1%
Net interest margin (4)	10.8%	9.9%	10.9%	9.2%
Expense ratio (5)	2.2%	1.7%	2.0%	1.8%
Return on average assets (6)	6.3%	4.1%	7.1%	1.1%
Return on average equity (7)	40.3%	38.9%	50.8%	9.6%
Net charge-off ratio on individually acquired retail installment contracts (8)	2.0%	0.6%	1.3%	4.7%
Net charge-off ratio (8)	2.0%	0.6%	1.3%	4.7%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	3.4%	2.4%	3.4%	2.4%
Allowance ratio (10)	17.4%	18.4%	17.4%	18.4%
Common stock dividend payout ratio (11)	8.8%	13.9%	10.5%	54.4%
Common Equity Tier 1 capital ratio (12)	19.5%	13.7%	19.5%	13.7%
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$161,943	$46,078	$326,795	$1,100,138
End of period delinquent amortized cost over 59 days, retail installment contracts held for investment	1,106,673	817,577	1,106,673	817,577
End of period personal loans delinquent principal over 59 days, held for sale	—	93,296	—	93,296
End of period delinquent amortized cost over 59 days, loans held for investment	1,107,073	817,911	1,107,073	817,911
End of period assets covered by allowance for credit losses	32,767,052	33,515,634	32,767,052	33,515,634
End of period gross retail installment contracts held for investment	32,742,544	33,485,342	32,742,544	33,485,342
End of period gross personal loans held for sale	—	1,211,575	—	1,211,575
End of period gross finance receivables and loans held for investment	32,742,544	33,489,017	32,742,544	33,489,017
End of period gross finance receivables, loans, and leases	48,879,467	50,617,356	48,879,467	50,617,356
Average gross retail installment contracts held for investment	32,762,939	31,462,524	32,576,199	30,946,321
Average gross retail installment contracts held for investment and held for sale	33,186,854	32,847,716	32,906,959	31,632,276
Average gross finance receivables, loans and finance leases	33,222,223	34,135,256	33,351,219	33,008,338
Average gross operating leases	16,465,976	17,146,166	16,935,680	17,447,194
Average gross finance receivables, loans, and leases	49,688,199	51,281,422	50,286,899	50,455,532
Average managed assets	64,640,255	62,662,686	64,316,796	61,325,546
Average total assets	48,594,272	47,979,008	48,291,222	47,581,031
Average debt	38,296,862	41,064,441	39,029,273	40,262,948
Average total equity	7,578,893	5,044,976	6,731,687	5,429,924

(1)Includes Finance and other interest income; excludes fees
(2)“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases
(3)“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt
(4)“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases
(5)“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets
(6)“Return on average assets” is defined as the ratio of annualized Net income to Average total assets
(7)“Return on average equity” is defined as the ratio of annualized Net income to Average total equity
(8)“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a amortized cost basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio.
(9)“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 59 days to End of period gross balance of the respective portfolio, excludes finance leases
(10)“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses
(11)“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company's shareholders.

(12)“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non-GAAP Measures” in Table 8 of this release). CET1 Ratio is provided as a preliminary calculation.

Table 4: Credit Quality

The activity in the credit loss allowance for retail installment contracts for the three and nine month ended September 30, 2021 and 2020 was as follows (Unaudited, Dollar amounts in thousands):

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
	Retail Installment Contracts		Retail Installment Contracts
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$4,299,670	$1,514,994	$4,818,187	$1,037,628
Credit loss expense (benefit)	188,195	(144,772)	24,841	314,075
Charge-offs (a)	(427,659)	(206,111)	(334,938)	(200,352)
Recoveries	338,097	133,730	392,042	97,171
Balance — end of period	$4,398,303	$1,297,841	$4,900,132	$1,248,522

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
	Retail Installment Contracts		Retail Installment Contracts
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$4,792,464	$1,314,170	$2,123,878	$914,718
Day 1 - Adjustment to allowance for adoption of CECL standard	—	—	2,030,473	71,833
Credit loss expense (benefit)	(252,963)	169,268	1,526,545	581,344
Charge-offs (a)	(1,356,482)	(599,083)	(1,955,706)	(617,536)
Recoveries	1,215,284	413,486	1,174,942	298,163
Balance — end of period	$4,398,303	$1,297,841	$4,900,132	$1,248,522
(a) Charge-offs for retail installment contracts includes partial write-down of loans to the collateral value less estimated costs to sell, for which a bankruptcy notice was received. There is no additional ACL on these loans.

A summary of delinquencies of our retail installment contracts as of September 30, 2021 and December 31, 2020 is as follows (Unaudited, Dollar amounts in thousands):

Delinquent Balance	September 30, 2021
	Amount	Percent
Amortized cost, 30-59 days past due	$2,253,907	6.8%
Delinquent amortized cost over 59 days	1,106,673	3.3%
Total delinquent balance at amortized cost	$3,360,580	10.1%

Delinquent Balance	December 31, 2020
	Amount	Percent
Principal 30-59 days past due	$1,971,766	6.0%
Delinquent principal over 59 days	1,038,869	3.1%
Total delinquent principal (a)	$3,010,635	9.1%

The retail installment contracts held for investment that were placed on nonaccrual status, as of September 30, 2021 and December 31, 2020 (Unaudited, Dollar amounts in thousands):

Nonaccrual Balance	September 30, 2021
	Amount	Percent
Non-TDR	$818,292	2.5%
TDR	391,834	1.2%
Total non-accrual loans (a)	$1,210,126	3.7%
(a) The table includes balances based on amortized cost.

Nonaccrual Balance	December 31, 2020
	Amount	Percent
Non-TDR	$748,026	2.3%
TDR	385,021	1.2%
Total nonaccrual principal (a)	$1,133,047	3.5%

The table below presents the Company’s allowance ratio for TDR and non-TDR individually acquired retail installment contracts as of September 30, 2021 and December 31, 2020 (Unaudited, Dollar amounts in thousands):

Allowance Ratios	September 30, 2021	December 31, 2020
TDR - Unpaid principal balance	$3,952,344	$3,945,040
TDR - Impairment	1,297,841	1,314,170
TDR - Allowance ratio	32.8%	33.3%

Non-TDR - Unpaid principal balance	$28,779,433	$28,977,299
Non-TDR - Allowance	4,398,303	4,792,464
Non-TDR Allowance ratio	15.3%	16.5%

Total - Unpaid principal balance	$32,731,777	$32,922,339
Total - Allowance	5,696,144	6,106,634
Total - Allowance ratio	17.4%	18.5%

The Company’s ACL decreased $0.1 billion and $0.4 billion for the three and nine months ended September 30, 2021. The decrease was primarily due to an improved macroeconomic outlook as well as credit quality and performance.

Table 5: Originations
The Company's originations of loans and leases, including revolving loans, average APR, and dealer discount (net of dealer participation) were as follows:

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020	June 30, 2021
Retained Originations	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$4,432,175	$5,344,755	$14,298,345	$13,608,298	$5,871,823
Average APR	14.8%	13.7%	15.0%	13.8%	14.4%
Average FICO® (a)	606	637	603	631	608
Premium	(2.4)%	(1.3)%	(2.1)%	(1.0)%	(2.3)%

Personal loans (b)	—	305,039	—	923,112	$—
Average APR	—%	29.4%	—%	29.4%	—%

Leased vehicles	1,577,539	1,856,166	5,799,786	4,863,504	$2,067,741

Finance lease	2,816	4,087	8,147	$9,016	$2,534
Total originations retained	$6,012,530	$7,510,047	$20,106,278	$19,403,930	$7,942,098

Sold Originations
Retail installment contracts	$39,325	$80,144	$523,862	$761,323	$—
Average APR	4.9%	5.2%	5.3%	4.8%	—%
Average FICO® (c)	730	738	720	734	—

Personal Loans (d)	$—	$—	$292,709	$—	$—
Average APR	—%	—%	29.7%	$—	—%

Total originations sold	$39,325	$80,144	$816,571	$761,323	$—

Total originations (excluding SBNA Originations Program)	$6,051,855	$7,590,191	$20,922,849	$20,165,253	$7,942,098

(a)Unpaid principal balance excluded from the weighted average FICO score is $386 million, $571 million, $1.4 billion, $1.5 billion and $559 million for the three months ended September 30, 2021 and 2020, nine months ended September 30, 2021 and 2020, and for the three months ended June 30, 2021, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, $129 million, $145 million, $469 million, $386 million and $187 million, respectively, were commercial loans.
(b)Included in the total origination volume is $72 million and $151 million for the three and nine months ended September 30, 2020, respectively, related to newly opened accounts.
(c)Only includes assets both originated and sold in the period. Total asset sales for the period are shown in table 6. Unpaid principal balance excluded from the weighted average FICO score is $3 million, $28 million, $11 million, $80 million and $0 million for the three and nine months ended September 30, 2021 and 2020, and for the three months ended June 30, 2021, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, the commercial loans were zero.
(d)Included in the total origination volume is $25 million for the three months ended March 31, 2021 related to newly opened accounts.

SBNA Originations Program

Beginning in 2018, the Company agreed to provide SBNA with origination support services in connection with the processing, underwriting and purchase of retail loans, primarily from Chrysler dealers. In addition, the Company agreed to perform the servicing for any loans originated on SBNA’s behalf. The Company facilitated the purchase of $1.5 billion and $6.1 billion of retail installment contacts during the three and nine months ended September 30, 2021, respectively.

Table 6: Asset Sales

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020	June 30, 2021
Assets Sold	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$277,898	$636,301	$2,968,467	$1,148,587	$309,784
Average APR	3.4%	4.9%	4.2%	5.6%	5.9%
Average FICO®	$737	735	737	715	716

Personal loans	$—	—	1,253,476	—	$—
Average APR	—%	—%	29.7%	—%	—%
Discount	—	—	—	—	—

Total asset sales	$277,898	$636,301	$4,221,943	$1,148,587	$309,784

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted net discount of our held for investment portfolio as of September 30, 2021 and December 31, 2020, are as follows:

	September 30, 2021	December 31, 2020
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$32,742,544	$32,937,036
Average APR	15.2%	15.2%
Premium	(0.96)%	(0.15)%

Leased vehicles	$16,112,416	$17,259,468

Finance leases	$24,508	$26,150

Table 8: Reconciliation of Non-GAAP Measures

	September 30, 2021	September 30, 2020
	(Unaudited, Dollar amounts in thousands)
Total equity	$7,932,730	$5,094,812
Add: Adjustment due to CECL capital relief (c)	1,729,366	1,842,536
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	156,942	159,907
Deduct: Accumulated other comprehensive income (loss), net	(31,194)	(56,882)
Tier 1 common capital	$9,536,348	$6,834,323
Risk weighted assets (a)(c)	48,830,527	49,882,540
Common Equity Tier 1 capital ratio (b)(c)	19.5%	13.7%
(a)Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.
(b)CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.
(c)As described in our 2020 annual report on Form 10-K, on January 1, 2020, we adopted ASU 2016-13, Financial Instruments - Credit Losses (“CECL”), which upon adoption resulted in a reduction to our opening retained earnings balance, net of income tax, and increase to the allowance for credit losses of approximately $2 billion. As also described in our 2019 10-K, the U.S. banking agencies in December 2018 had approved a final rule to address the impact of CECL on regulatory capital by allowing banking organizations, including the Company, the option to phase in the day-one impact of CECL until the first quarter of 2023. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. The Company elected this alternative option instead of the one described in the December 2018 rule.